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EXHIBIT  11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (FOR THE SIX
              AND THREE MONTH PERIODS ENDED MAY 31, 1997 AND 1996).

                                          Six month periods ended May 31,          Three month periods ended May 31,
                                          -------------------------------          --------------------------------
                                                 1997              1996                  1997            1996
                                          -------------------------------------------------------------------------

PRIMARY EARNING (LOSS) PER SHARE:
     Net income (loss)                    $  (1,839,651)     $    (371,318)       $     (514,716)    $   113,749

Adjustments:
     Dividends declared (and paid) on
     preferred stock                            (39,440)               --                (26,680)            --
                                          ---------------------------------       --------------------------------

     Income (loss) available to common
     shareholders                         $  (1,879,091)     $    (371,318)       $     (541,396)    $   113,749
                                          =================================       ================================
Weighted average shares outstanding           3,212,097          3,020,150             3,214,447       3,020,150
                                          =================================       ================================


Primary earnings (loss) per share         $       (0.59)     $       (0.12)       $        (0.17)    $      0.04
                                          =================================       ================================
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
     Net earnings (loss)                  $  (1,839,651)     $    (371,318)       $     (514,716)    $   113,749
                                          =================================       ================================
Weighted average shares outstanding
     Average common shares                    3,212,097          3,020,150             3,214,447       3,020,150

     Preferred stock -
     conversion assumed                         168,042               --                 197,696             --
                                          ---------------------------------       --------------------------------

                                              3,380,139          3,020,150             3,412,143       3,020,150
                                          =================================       ================================



FULLY DILUTED EARNINGS (LOSS) PER
SHARE - ANTIDILUTIVE                      $       (0.54)     $       (0.12)       $        (0.15)    $      0.04
                                          =================================       ================================
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